   As Filed with the Securities and Exchange Commission on February 12, 1999

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
          (Address and telephone number of principal executive office)

        Texas                                           74-1765729
(State of Incorporation)                 (I.R.S. Employer Identification Number)


          TEAM, INC. RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                    ----------------------------------------

                                   Ted W. Owen
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                                   TEAM, INC.
                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention: Byron L. Willeford
                          1200 Smith Street, Suite 1400
                              Houston, Texas 77002

                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                Number of               Proposed                Proposed
       Title of                  shares                  maximum                 maximum                 Amount of
   securities being               being              offering price             aggregate              registration
      registered               registered             per share (1)          offering price                 fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.30                  45,000                  $3.875                 $174,375                   $50
per share
--------------------------------------------------------------------------------------------------------------------

(1) Based on market price and stock option exercise price, and used solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

                 Incorporation By Reference of Contents of Prior
                           S-8 Registration Statements



         The contents of registrant's prior Registration Statements on Form S-8, Registration No. 33- 74382 and Registration No. 333-30003, registering shares of registrant's common stock underlying options to purchase such common stock under the Team, Inc. Restated Non-Employee Directors' Stock Option Plan, are incorporated herein by reference.






                                Index of Exhibits

Exhibit
Number            Description
------            -----------

     4(c)         Articles of Amendment to the Second Restated Articles of Incorporation of Team,
                  Inc.

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b)         Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a)         Team, Inc. Restated Non-Employee Directors' Stock Option Plan.

    99(b)         Amendment of January 9, 1997 to Team, Inc. Restated Non-Employee Directors'
                  Stock Option Plan.

    99(c)         Amendment of January 29, 1998 to Team, Inc. Restated Non-Employee Directors'
                  Stock Option Plan.

                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective February 10, 1999.

                                       TEAM, INC.


                                       By: /s/ Philip J. Hawk
                                          --------------------------------------
                                           Philip J. Hawk
                                           Chairman of the Board and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


                Signature                                     Title                                Date
                ---------                                     -----                                ----

            /s/ Philip J. Hawk                        Chairman of the Board                   February 10, 1999
-------------------------------------------------     and Chief Executive
                Philip J. Hawk                        Officer (Principal
                                                      Executive Officer)

            /s/ Ted W. Owen                           Vice President, Chief                   February 10, 1999
-------------------------------------------------     Financial Officer,
                Ted W. Owen                           Secretary and Treasurer
                                                      (Principal Financial and
                                                      Accounting Officer)

            /s/ George W. Harrison                    Director                                February 10, 1999
-------------------------------------------------
                George W. Harrison

                                                      Director                                February 10, 1999
            /s/ Sidney B. Williams
-------------------------------------------------
                Sidney B. Williams

                                                      Director                                February 10, 1999
            /s/ Louis A. Waters
-------------------------------------------------
                Louis A. Waters

                                       3.

                                Index of Exhibits

Exhibit
Number            Description
------            -----------

     4(c)         Articles of Amendment to the Second Restated Articles of Incorporation of Team,
                  Inc.

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b)         Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a)         Team, Inc. Restated Non-Employee Directors' Stock Option Plan.

    99(b)         Amendment of January 9, 1997 to Team, Inc. Restated Non-Employee Directors'
                  Stock Option Plan.

    99(c)         Amendment of January 29, 1998 to Team, Inc. Restated Non-Employee Directors'
                  Stock Option Plan.